Exhibit 99.2

Ironclad Performance Wear adds Two Seasoned Executives to Team

William Aisenberg, Finance & Apparel Industry Veteran, Joins as Chief Financial Officer

Scott Furash, Apparel and Textile Veteran, Joins As Vice President Global Sourcing.

LOS ANGELES, CA – May 8, 2014 – Ironclad Performance Wear Corporation (ICPW), the recognized leader in high-performance, task-specific performance work gloves, announces today that William (Bill) Aisenberg has joined the Company as its Executive Vice President and Chief Financial Officer, and, Scott Furash has joined the Company as Vice President of Global Sourcing.

Mr. Aisenberg, a Certified Public Accountant, brings more than 30 years of financial executive experience in apparel, consumer products, and the public accounting field. Most recently Mr. Aisenberg served as Executive Vice President and Chief Financial Officer at Walls Industries, a leading company in work, sporting and safety apparel. Prior to Walls, Mr. Aisenberg served as Vice President and Corporate Controller at Strategic Equipment and Supply Corporation. Mr. Aisenberg also has acquired cross functional experience working with other companies, including The Brinkmann Corporation, Pinnacle Trading Card Company, The Foster Grant Group and Arthur Andersen & Co.

"We are excited to welcome Bill to the Ironclad family. Bill brings to our Company extensive financial and industry experience with an impressive record of driving profitability. We are confident that his leadership will elevate the performance of our entire management team" said Jeff Cordes, Chief Executive Officer of Ironclad.

"It is an honor to accept this opportunity to lead Ironclad’s financial efforts as we begin this new chapter in its growth. I look forward to working with all of our employees and partners to help the Company realize its full potential" said Mr. Aisenberg.

Mr. Furash, as the head of global sourcing, brings more than twenty years of executive experience in sourcing and development of safety apparel and textiles. Most recently Mr. Furash served as the Senior Global Sourcing Leader for Honeywell Safety Products. Mr. Furash’s management experience also includes domestic and overseas positions with Standard Textile, The Blumenthal Inc., and Caterpillar Apparel.

"We are excited to also welcome Scott Furash to Ironclad. Scott will provide our Company important expertise in sourcing and supply chain areas. His international exposure and technical abilities will open new doors for us" said Mr. Cordes.

"It is privilege to be a part of this growing business. I look forward to the opportunity to apply my skills and sourcing expertise to build Ironclad’s success" said Mr. Furash.

About Ironclad Performance Wear Corporation

Ironclad Performance Wear is a brand leader in technical, task-specific, performance work gloves, having created the performance work glove category in 1998. The company continues to leverage its leadership position in the safety, construction and industrial markets through the design, development and distribution of specialized task-specific gloves for numerous industries, including oil & gas exploration, automotive and construction, as well as police, fire, first-responder and military. Ironclad engineers and manufactures its products with a focus on innovation, design, advanced material science and durability. Ironclad's gloves are available through industrial suppliers, hardware stores, home centers, lumber yards, auto parts stores and sporting goods retailers nationwide, and through authorized distributors in North America, Europe, Australia and Asia.

For more information on Ironclad, please visit www.ironclad.com.

Important Information about Forward-Looking Statements

This press release contains "forward-looking statements" that include information relating to future events and future financial and operating performance. Forward-looking statements should not be read as a guarantee of future performance or results, and will not necessarily be accurate indications of the times at which, or by which, that performance or those results will be achieved. Forward-looking statements are based on information available at the time they are made and/or management's good faith belief as of that time with respect to future events, and are subject to risks and uncertainties that could cause actual performance or results to differ materially from those expressed in or suggested by the forward-looking statements. Important factors that could cause these differences include, but are not limited to: fluctuations in demand for Ironclad's products, the introduction of new products, Ironclad's ability to maintain customer and strategic business relationships, the impact of competitive products and pricing growth in targeted markets, the adequacy of Ironclad's liquidity and financial strength to support its growth, and other information that may be detailed from time-to-time in Ironclad's filings with the United States Securities and Exchange Commission. Examples of such forward looking statements in this release include statements regarding the Company’s operational performance, management performance, growth and customer acquisitions. For a more detailed description of the risk factors and uncertainties affecting Ironclad, please refer to the Company's recent Securities and Exchange Commission filings, which are available at www.sec.gov. Ironclad undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Contact:

Jeffrey Cordes, CEO

jeffc@ironclad.com

(310) 643-7800